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                                                                   Exhibit 3-147
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                                                                      INB
                                                                     FILED
                                                                  OCT 4 1990
                                                                 JOAN HABERLE
                                                              Secretary of State
                                                                   065376
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                          CERTIFICATE OF INCORPORATION

                                       OF

                      HEALTH RESOURCES OF CINNAMINSON, INC.


To:  The Secretary of State
     State of New Jersey

   Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

   FIRST: The name of the corporation (hereinafter called the "corporation") is: Health Resources of Cinnaminson, Inc.

   SECOND: The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

   THIRD: The aggregate number of shares which the corporation shall have authority to issue is One Thousand (l,000) all of which are without par value, and all of which are of the same class.

   FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

   FIFTH: The number of directors constituting the first Board of Directors of the corporation is one (1); and the name and the address of the person who is to serve as the first director of the corporation is as follows:

          NAME                                  ADDRESS
          ----                                  -------
    Gwendolyn Straus                      315 West 70th Street
                                          New York, N.Y. 10023


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   SIXTH: The name and the address of the incorporator is as follows:

          NAME                                  ADDRESS
          ----                                  -------
   Gwendolyn Straus                      315 West 70th Street
                                         New York, N.Y. 10023

   SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

       1. The management of the business and the conduct of the affairs of the corporation, including the election of the chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

       2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

       3. The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections l4A:3-5 and 14A:5-21 of the New Jersey Business corporation Act and by any other applicable provision of law.

       4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

   EIGHTH: The shareholders shall have preemptive rights.

   NINTH: The duration of the corporation is to be perpetual.

Signed on October 2, 1990.

                                                  /s/ Gwendolyn Straus
                                                  ------------------------------
                                                  Gwendolyn Straus, Incorporator